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                       FIRST AMENDMENT TO LEASE AGREEMENT

     This First Amendment to Lease Agreement is entered into as of this 1st day of September 1988 (the "Effective Date"), by and between Tower, Limited ("Lessor") and Metro Traffic Control, Inc. ("Lessee").

                                    RECITALS

     A. Lessor and Lessee entered into that certain Lease Agreement dated April 15, 1988 (the "Lease"), covering approximately 12,000 square feet of net rentable area on Level 14 of the building known as Geosource Plaza, located at 2700 Post Oak Blvd., Houston, Texas 77056.

     B. Lessor and Lessee desire to amend the Lease as hereinafter provided.

     NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

     1. The terms used herein shall have the same meanings as defined in the Lease, unless otherwise defined herein, and all terms defined herein are hereby incorporated into the Lease for all pertinent purposes, unless otherwise stated.

     2. Commencing on the Effective Date, and thereafter for the remainder of the initial term of the Lease, plus any renewals or extensions thereof, the leased premises are hereby amended to include, and Lessee hereby agrees to take and lease, according to the terms and conditions of the Lease as hereby amended, approximately 7,888 square feet of net rentable area (the "Additional Space") on Level 14 of the Building, as shown on Exhibit A attached hereto.

     3. Commencing on the Effective Date, the leased premises shall consist of approximately 19,888 square feet of net rentable area on Level 14 of the Building, as shown on Schedule I attached hereto, which is hereby substituted in place of Exhibit A attached to the Lease.

     4. Lessee hereby accepts the Additional Space in its present "as-is" condition. Lessee agrees that Lessor has no obligation to construct any improvements or perform


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other work in connection with Lessee's leasing or occupying the Additional
Space.

     5. Subparagraph (e) of the Rider attached to the Lease as Article V, Paragraph 16 thereof, is hereby deleted and in its place is inserted the following:

               "(e) Lessee hereby accepts the leased premises in their present "as-is" condition, except for any structural or mechanical defects. Lessor has informed Lessee as to the existence of asbestos in the Building and that the level of airborne fibers, including asbestos, is below current or proposed OSHA acceptable limits. The parties hereto agree that asbestos is not a structural defect. Lessor agrees to make necessary repairs to the mechanical systems of the Building. Lessee agrees that Lessor shall have no obligation to construct any improvements or perform other work in connection with Lessee's leasing and occupying the leased premises. Lessor shall have no obligation to encapsulate or remove the asbestos contained in the Building, including any area within the leased premises, in connection with Lessee constructing improvements in the leased premises. Lessee's obligation to encapsulate or remove asbestos in the Building shall be limited to such encapsulation or removal required by any construction initiated by Lessee. If Lessee desires to construct any leasehold improvements in the leased premises (subject to Lessor's prior approval thereof*), then Lessee shall bear all costs attributable to constructing the leasehold improvements in the leased premises, including any additional costs resulting from Lessee's contractors, subcontractors, or installation technicians, or their agents or employees, complying with the Building's Rules and Regulations and other procedures pertaining to performing construction work in a building containing asbestos; provided, however, that Lessee shall not be obligated to pay, and Lessor agrees to pay, any increase in such additional costs relating to asbestos related procedures arising out of any changes to the Building's Rules and Regulations or any changes to such procedures pertaining to performing construction work in a building containing asbestos. Lessee agrees to construct the leasehold improvements in the leased premises in accordance with all such Rules and Regulations (a copy of which has been delivered to Lessee) and such procedures, and to cause all of its contractors, subcontractors and their agents and employees to do the same.

* which approval shall not be unreasonably withheld

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     6. Lessee agrees to discharge of record (either by payment or by filing of the necessary bond, or otherwise) any mechanics', materialmens', or other lien against any portion of the Building, the leased premises and/or the Lessor's interest therein, within twenty (20) days after notice by Lessor, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for the Lessee in, upon or about the leased premises.

     7. The first sentence of Paragraph 3 of Article II of the Lease is hereby deleted in its entirety, and in its place is inserted the following:

          "Lessee hereby agrees to pay a base monthly rental (herein called "Base Rental") in the following sums for the following months:

               Period                        Base Rental
               ------                        -----------

     A.   Months 1 through 20
          following the commencement
          of the term hereof:                $      0.00

     B.   Months 21 through 52
          following the commencement
          of the term hereof:                $ 13,000.00

     C.   Months 53 through 120
          following the commencement
          of the term hereof:                $ 20,316.00

     8. (a) The words "Twenty-five percent (25%) of such profit shall" inserted in the thirteenth (13th) line and the fifteenth (15th) line of Article IV, Paragraph 5 of the Lease are hereby deleted.

     (b) The following is hereby inserted at the end of Article IV, Paragraph 5, of the Lease:

          Notwithstanding the foregoing provisions of this Article IV, Paragraph 5, to the contrary, Lessee may retain any profit realized from any such sublease or subleases, so long as Lessee has subleased less than fifty percent (50%) of the net rentable area in the leased premises. If at any time Lessee has subleased fifty percent (50%) or more of the net rentable area in

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     the leased premises, then twenty-five percent (25%) of all profit (as defined above in this Article IV, Paragraph 5) realized by Lessee as a result of any sublease or subleases covering all or any portion of the leased premises shall be paid to Lessor as provided in the first grammatical paragraph of this Article IV, Paragraph 5. Twenty-five percent (25%) of any profits from any assignment of the Lease shall be payable to Lessor as provided in the first grammatical paragraph of this Article IV, Paragraph 5.

     9. Paragraph 18 of Article V of the Lease, containing an Expansion Option provision and a Right of First Refusal provision, is hereby deleted in its entirety.

     10. Except as expressly amended by this First Amendment, the Lease shall continue in full force and effect.

     Executed as of the date first above written.

                                   TOWER, LIMITED

                                   By:  Post Oak Associates, Ltd.,
                                        General Partner

                                        By:  Gerald D. Hines Interests,
                                             Ltd., General Partner

                                             By:  Hines Consolidated
                                                  Investments, Inc.,
                                                  General Partner



                                             By: /s/ Louis S. Sklar
                                                 ----------------------------
                                                 Louis S. Sklar,
                                                 Vice President

                                                          LESSOR

                                   METRO TRAFFIC CONTROL, INC.


                                   By: /s/ Greg F. Walsh, III
                                       -----------------------------
                                       Name:   Greg F. Walsh, III
                                       Title:  Vice President

                                                   LESSEE

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